Exhibit 10.2

                     AMENDMENT #2 TO PRODUCT SALES AGREEMENT
                     ---------------------------------------

This Amendment (herein "Amendment #2") to Product Sales Agreement is made effective as of this 28th day of January, 2005 ("the Effective Date"), by and between Penn Octane Corporation, a Delaware corporation ("Penn Octane"), and Koch Hydrocarbon, LP, a Delaware limited partnership ("KHLP"),

WHEREAS, Penn Octane and KHLP entered into that certain Product Sales Agreement dated the 9th day of December, 2003 (herein "the Agreement"), and

WHEREAS, Penn Octane and KHLP entered into an Amendment of the Agreement dated December 17, 2004

WHEREAS, Penn Octane and KHLP wish to again amend the Agreement as of the Effective Date of this Amendment #2.

Now therefore, in consideration of the undertakings hereinafter set forth, the parties agree to amend the Agreement as follows;

     1. All terms and conditions of the Agreement, as amended, shall he suspended effective at the end of the day on January 31, 2005, except with respect to obligations accrued as of such time; and the Agreement, as amended, shall remain suspended until the beginning of the day of October 1, 2005.

     2. Beginning on April 1, 2005 and continuing to the end of the day of July 31, 2005, Penn Octane and KHLP or its assignee shall each negotiate in good faith the terms and conditions of a potential new agreement that, if mutually agreed upon, shall supersede and replace the Agreement and take effect at the beginning of the day October 1, 2005. Nothing herein, or in the Agreement, as amended, shall require either Penn Octane or KHLP or its assignee to agree upon any terms or conditions suggested by the other.

     3. In the event that by the end of the day of July 31, 2005 Penn Octane and KHLP or its assignee should be unable reach agreement on a new agreement to take effect at the beginning of the day on October 1, 2005, then this Amendment and the Agreement shall terminate at the end of the day on July 31, 2005, and neither Party shall have further obligation to the other except for obligations that may have accrued prior to the beginning of the day of February 1, 2005.


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     4.   Paragraph 24 of the Agreement, as amended, is amended to read as follows:

               "Neither Party shall assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, delayed or denied; except that KHLP may assign and/or delegate its rights and duties under this Agreement to Koch Supply and Trading, LP (KS&T) without the consent of Perm Octane. Any attempted assignment made in contravention of this section shall be void at the option of the other Party. Upon such assignment and delegation to KS&T, and the assumption thereof by KS&T, KHLP shall be discharged of its obligations hereunder, except for those accrued to the date of such assignment and delegation"

IN WITNESS WHEREOF, Perm Octane and KHLP have executed this Amendment on the 28th day of January, 2005 but effective on the Effective Date.

Koch Hydrocarbon, LP
By: NGL/GP, LLC, its general partner

By:    /s/ Mark W. Dobbins
     -----------------------------------
Printed name:    Mark W. Dobbins
               -------------------------
Its:    Sr. Vice President
      ----------------------------------

PENN OCTANE CORPORATION

By:    /s/ Jerry L. Lockett
     -----------------------------------
Printed name:    Jerry L. Lockett
               -------------------------
Its:    J.B.
      ----------------------------------


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